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                                                                   EXHIBIT 10.39

                            [PYRAMID BREWERIES LOGO]

April 26, 2006

TO:         JOHN LENNON

FROM:       SCOTT BARNUM

RE:         REVISION IN OFFICER COMPENSATION

Dear John:

This letter is to document changes to your compensation package for your position as Chief Executive Officer for Pyramid Breweries.

Effective March 25, 2006;

      1. Your base salary will be $10,000.00 ($260,000 per annum), payable bi-weekly in arrears, by direct bank transfer.

      2.    Your car allowance will be $575.00 per month.

I am excited about our future together as part of the Board of Directors at Pyramid Breweries and want to extend to you my thanks and gratitude for your contribution thus far to the company.

Sincerely,

Scott Barnum                                        ______________________
Director and Compensation Committee Chair           Date
Pyramid Breweries Board of Directors

_______________________________________             ______________________
John Lennon                                         Date